                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Irwin Financial Corporation
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                         Irwin Financial Corporation
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

Irwin Financial Corporation   500 Washington Street, Columbus, Indiana 47201
--------------------------------------------------------------------------------
                                         March 27, 1997

Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------
To the Shareholders:
                  The Annual Meeting of Shareholders of Irwin Financial Corporation (the "Corporation") will be held at the main offices of the Corporation, 500 Washington Street, Columbus, Indiana, on Tuesday, April 29, 1997 at 4:00 p.m., Columbus time, for the following purposes:

               1. to elect a Board of Directors to serve for the ensuing year;

               2. to act upon the confirmation of independent auditors for the calendar year 1997;

               3. to approve the Irwin Financial Corporation 1997 Stock Option
                  Plan;

               4. to hear such reports as may be presented; and

               5. to transact such other business as may properly come before the meeting or any adjournment thereof.

                  Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m. Following the meeting, refreshments will be served.

                  I encourage you to date, sign, and mail the enclosed proxy in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                  A copy of the Corporation's Annual Report to Shareholders for 1996 is enclosed and a Proxy Statement accompanies this notice.

                  By Order of the Board of Directors
                  MATTHEW F. SOUZA, Secretary

Proxy Statement of Irwin Financial Corporation
--------------------------------------------------------------------------------
                  For Annual Meeting of Shareholders to be held April 29, 1997

General Information
--------------------------------------------------------------------------------

                  This proxy statement and the accompanying form of proxy is furnished in connection with the solicitation by the Board of Directors of Irwin Financial Corporation (the "Corporation") of proxies to be used at the Corporation's Annual Meeting of Shareholders on Tuesday, April 29, 1997, at the main offices of the Corporation, Columbus, Indiana, at 4:00 p.m., Columbus time, or any adjournment thereof.

                  The costs of the solicitation of proxies in the accompanying form will be borne by the Corporation. The solicitation of proxies will be limited to the use of the mails.

                  A shareholder who signs and returns a proxy in such form will have the power to revoke it at any time before it is exercised by giving notice of revocation to the Secretary of the Corporation. All shares represented by the accompanying proxy, if the proxy is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder's vote, then the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

                  The main offices of the Corporation are located at 500 Washington Street, Columbus, Indiana 47201.

                  This proxy statement will be mailed to shareholders on or about March 27, 1997.

 1.

Voting Securities and Principal Holders
--------------------------------------------------------------------------------

                  Only shareholders of record at the close of business on March 11, 1997, will be entitled to vote. On March 11, 1997, there were 11,329,062 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the meeting.

                  The following information is given as of March 11, 1997 for persons known by management to beneficially own more than 5% of the common shares of the Corporation. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.
--------------------------------------------------------------------------------

                              Title of                                 Amount and Nature of
                               Class             Name and Address      Beneficial Ownership    % of Class
                        ----------------------------------------------------------------------------------

                        Common               Irwin Financial                2,580,296(1)            22.78%
                        Shares               Corporation Trust
                                             Irwin Miller, Trustee
                                             301 Washington Street
                                             Columbus, Indiana

                        Common               Irwin Miller              2,646,823(1,2)               23.36%
                        Shares               301 Washington Street
                                             Columbus, Indiana

                        Common               William I. Miller         5,362,663(1,3)               47.34%
                        Shares               500 Washington Street
                                             Columbus, Indiana
                        ----------------------------------------------------------------------------------

                1. Certain shares owned by the Irwin Financial Corporation Trust
                  (2,580,296 shares which were transferred to the Trust by the Estate of Mrs. Clementine Tangeman) and Mr. Irwin Miller (2,580,272 shares) are subject to an irrevocable proxy held by Mr. William I. Miller to vote such shares. Mr. William I. Miller holds a right to acquire these same 5,160,568 shares, pursuant to options purchased by Mr. Miller from Mrs. Clementine Tangeman and Mr. Irwin Miller, within 60 days but subject to certain contingencies.

                2. Includes 60,000 shares owned by Mr. Irwin Miller's wife,
                  Xenia S. Miller, as to which Mr. Miller holds no voting or investment power and for which Mr. Miller expressly disclaims any beneficial interest, 3,024 shares as to which Mr. Miller holds voting and investment power, and 3,527 shares held for the account of Mr. Irwin Miller under the Corporation's Outside Director Restricted Stock Compensation Plan as to which Mr. Miller holds sole voting power but no investment power. See "Outside Director Restricted Stock Compensation Plan."

                3. See Footnote 1 above. Includes 9,894 shares that Mr. Miller is the custodian of on behalf of his children and for which Mr. Miller expressly disclaims any beneficial interest and 100,575 shares which Mr. Miller has the right to acquire within 60 days of the record date through the exercise of stock options.

 2.

Security Ownership
of Management:   The following information is given as of March 11, 1997 for the nominees for director, individually, and all executive officers of the Corporation as a group.

--------------------------------------------------------------------------------

                          Title of              Name of            Amount and Nature of
                            Class          Beneficial Owner       Beneficial Ownership(4)      % of Class
                        ---------------------------------------------------------------------------------
                        Common Shares  Sally A. Dean(3)                       3,678                .03%
                        Common Shares  David W. Goodrich(3)                  11,334                .10%
                        Common Shares  John T. Hackett(3)                    13,260                .12%
                        Common Shares  William H. Kling(3)                    3,404                .03%
                        Common Shares  Brenda J. Lauderback(3)                1,144                .01%
                        Common Shares  John C. McGinty, Jr.(3)                5,779                .05%
                        Common Shares  Irwin Miller(3)                    2,646,823(1)           23.36%
                        Common Shares  William I. Miller(3)               5,362,663(2)           47.34%
                        Common Shares  John A. Nash(3)                      320,725               2.83%
                        Common Shares  Lance R. Odden(3)                      4,892                .04%
                        Common Shares  James T. Sakai                         6,550                .06%
                        Common Shares  Theodore M. Solso(3)                   8,659                .08%
                        Common Shares  Director Nominees and
                                       Executive Officers as a
                                       Group (22 persons)                 6,079,788(5)           53.67%
                        ---------------------------------------------------------------------------------

                1. See Footnotes 1 and 2 under "Voting Securities and Principal
                   Holders."

                2. See Footnotes 1 and 3 under "Voting Securities and Principal
                   Holders."

                3. Director nominee.

                4. For director nominees, Dean (1,678 shares), Goodrich (3,354 shares), Hackett (2,436 shares), Kling (2,404 shares), Lauderback (1,144 shares), McGinty (4,343 shares), Irwin Miller (3,527 shares), Odden (4,076 shares), and Solso (2,659 shares), and director Sakai (1,520 shares), includes shares as to which the director nominee holds sole voting power but no investment power under the Corporation's Outside Director Restricted Stock Compensation Plan.

                5. Includes shares which the following director nominees and executive officers have the right to acquire within 60 days of the record date through the exercise of stock options:
                   William Miller (100,575 shares), Nash (130,725 shares), and other executive officers (121,125 shares). Also includes an aggregate of 25,621 shares held for the accounts of nine director nominees as to which the director nominees hold sole voting power, but limited or no investment power. See "Outside Director Restricted Stock Compensation Plan" and Footnote 4 above.

 3.

1. Election of Directors
--------------------------------------------------------------------------------

                  Eleven directors are to be elected to the Corporation's Board of Directors at the Annual Meeting. Proxies granted for use at the Annual Meeting cannot be voted for more than eleven nominees.

                  Directors are elected annually to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. The persons named as Proxies in the accompanying form of proxy will, unless otherwise indicated in the form of proxy, vote the shares covered by proxies for the election of the nominees named in the following table. Management has no reason to believe that any nominee named herein will be unable to serve. However, should any nominee for director become unavailable for election, and unless the Board of Directors or the Executive Committee shall reduce the size of the Board to a number that shall be equal to the number of nominees who are able and willing to serve, the persons named in the accompanying form of proxy will vote for a substitute who will be designated by the Board of Directors or the Executive Committee.

                  The following table sets forth, as of March 11, 1997: (a) the name, age, year in which the nominee was first elected as a director of the Corporation or of Irwin Union Bank and Trust Company, and principal occupation for the past five years of each nominee for election as a director; (b) the percentage of the total number of meetings of the Board of Directors of the Corporation, and meetings of committees of the Board of Directors of the Corporation of which the director is a member, attended by each director during 1996; and (c) all other directorships held by each nominee in other corporations subject to the reporting requirements of the Securities Exchange Act of 1934 and in any investment company. There are no family relationships among any of the director nominees or executive officers, except that William I. Miller is the son of Irwin Miller.

                        -----------------------------------------------------------------------------------
                        Name, Age,                                              Directorships
                        Year of Appointment,                       % of 1996    in Other Public
                        and                                         Meetings    Corporations and
                        Principal Occupation                        Attended    Other Positions
                        -----------------------------------------------------------------------------------
                        Sally A. Dean, 48, 1995                     100%        President of the Board of
                        Retired Senior Vice President, Dillon,                  Trustees, Randolph-Macon
                        Read & Co. Inc.                                         Woman's College
                        -----------------------------------------------------------------------------------
                        David W. Goodrich, 49, 1986                 73%         Vice Chairman of Clarion
                        Executive Vice President and Treasurer,                 Health Partners, Inc.;
                        F.C. Tucker Company, Inc. (realty                       Board Member of Citizens
                        company)                                                Gas and Coke Utility;
                                                                                American United Life
                                                                                Insurance Company;
                                                                                President of Society of
                                                                                Industrial and Office
                                                                                Realtors
                        -----------------------------------------------------------------------------------
                        *John T. Hackett, 64, 1981                  91%         Board Member of Meridian
                        Managing General Partner, CID Equity                    Insurance Group, Inc.;
                        Partners, L.P. (a private equity                        Wabash National Corp.; Ball
                        investment partnership)                                 Corporation
                        -----------------------------------------------------------------------------------

 4.

                        -----------------------------------------------------------------------------------
                        William H. Kling, 54, 1993                  63%         Board Member of The St.
                        President, Minnesota Public Radio 1966                  Paul Companies; The Wenger
                        to present (regional network of 30                      Corporation; several Funds
                        public radio stations) President,                       of the American Funds
                        Greenspring Company 1987 to present                     family of the Capital Group
                        (diversified media, direct marketing
                        and mail order company)
                        -----------------------------------------------------------------------------------
                        Brenda J. Lauderback, 46, 1996              100%        Board Member of Arthur Ashe
                        President, Wholesale Group, Nine West                   Institute for Urban
                        Group Inc. (manufacturer, wholesale and                 Development; Children's
                        retail distributor of women's shoes and                 Wish Foundation
                        accessories)
                        -----------------------------------------------------------------------------------
                        *John C. McGinty, Jr. 46, 1991              100%        Chairman of the Board of
                        President, Southeastern Indiana Health                  Voluntary Hospitals of
                        Management, Inc. (health care                           America Tri-State; Board
                        management company); President,                         Member of The Greeley
                        Columbus Regional Hospital                              Company
                        -----------------------------------------------------------------------------------
                        Irwin Miller, 87, 1939(1)                   22%         Board Member of Cummins
                        Former Chairman of Cummins Engine                       Engine Company, Inc.;
                        Company, Inc. (manufacturer of diesel                   Member of the Business
                        engines)                                                Council; The American
                                                                                Academy of Arts and
                                                                                Sciences; American
                                                                                Philosophical Society
                        -----------------------------------------------------------------------------------
                        *William I. Miller, 40, 1985                100%        Board Member of Cummins
                        Chairman of the Corporation                             Engine Company, Inc.; The
                                                                                Tennant Company; New
                                                                                Perspective Fund, Inc.;
                                                                                Board Chairman of Public
                                                                                Radio International;
                                                                                Trustee of EuroPacific
                                                                                Growth Fund; Taft School
                        -----------------------------------------------------------------------------------
                        *John A. Nash, 59, 1972                     100%        Chairman of the Columbus
                        Chairman of the Executive Committee and                 Indiana Economic
                        President of the Corporation                            Development Board; Trustee
                                                                                of the Columbus Regional
                                                                                Hospital
                        -----------------------------------------------------------------------------------
                        Lance R. Odden, 57, 1991                    89%         Trustee of The National
                        President, Taft School (private                         Association of Independent
                        educational institution), Headmaster                    Schools; The Gunnery
                        since 1972                                              School; The Mattuck Museum
                        -----------------------------------------------------------------------------------

 5.

                        -----------------------------------------------------------------------------------
                        *Theodore M. Solso, 50, 1993                100%        Board Member of Cyprus AMAX
                        President and Chief Operating Officer;                  Minerals Company; Cummins
                        Executive Vice President and Chief                      Engine Company, Inc.;
                        Operating Officer, 1994-1995; Executive                 Amoco; Trustee of DePauw
                        Vice President--Operations, 1992-1994,                  University
                        Cummins Engine Company, Inc.
                        (manufacturer of diesel engines)
                        -----------------------------------------------------------------------------------

                * Member of the Executive Committee

                1. Includes service as a director of Irwin Union Bank and Trust
                   Company prior to the formation of the Corporation in 1972.

                  Mr. James T. Sakai will retire from the Board in April, 1997 after 21 years of service. In recent years, Mr. Sakai served as Chairman of the Audit Committee of the Board.

                  In August, 1996, the Board of Directors, pursuant to the By-Laws of the Corporation, increased the number of Director positions on the Corporation's Board of Directors to twelve. Immediately thereafter, Ms. Brenda J. Lauderback became a Director, by action of the Board of Directors, to fill the vacancy created on the Board by the increase in the number of Director positions.

                  There are no material proceedings to which any director, executive officer or affiliate of the Corporation, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Corporation, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries.

Compliance with
Section 16(a) of the
Securities Exchange
Act of 1934       Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Corporation. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

                  To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent shareholders were met with the exception of a transaction involving the sale of 100 common shares of the Corporation by Elena Delgado, President of Irwin Home Equity Corporation. The transaction was executed by an immediate family member of Ms. Delgado. Upon her discovery of the transaction, Ms. Delgado reported it immediately to the Corporation.

 6.

Director Meetings and Committees
--------------------------------------------------------------------------------

                  The Board of Directors of the Corporation held six meetings in 1996.

                  The Corporation's Audit Committee has primary responsibility for the discharge of the following functions: recommendation of the firm to be employed as the Corporation's independent auditors; consultation with the independent auditors with regard to the plan of audit; review, in consultation with the independent auditors, of the report of audit, or proposed report of audit, and the accompanying management letter, if any; review and direction of the work performed by the internal audit department of the Corporation; review of regulatory examination reports received by the Corporation and its subsidiaries; and consultation with the independent and internal auditors with regard to the adequacy of internal controls. In 1996, the Audit Committee was composed of directors Dean, Hackett, McGinty, Jr. and Sakai. The Committee held four meetings during 1996.

                  The Corporation's Compensation Committee reviews and considers recommendations from management concerning the executive compensation policies, employee benefit plans and salary administration program of the Corporation, which includes an annual review of the total compensation and recommended adjustments for all officers of the Corporation and its subsidiaries. The Committee administers the Management Performance Plan and the Long-Term Performance Plan. The Committee also administers existing stock option and employee savings plans. The deliberations of the Committee are reported to the Board of Directors for review and approval. In 1996, the members of the Committee were directors Goodrich, Kling and Sakai. The Compensation Committee held two meetings in 1996.

                  The Corporation's Nominating Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, desired areas of community and business representation, size of the Board of Directors, director compensation, and the retirement policy for directors. On the basis of these general determinations, the Committee recommends qualified individuals to serve as directors. Shareholder recommendations for nominees will be accepted by the Committee; however, no formal procedures have been developed to consider such recommendations. In 1996, the members of the Nominating Committee were directors Irwin Miller, Goodrich, McGinty, Jr., W. Miller, Nash and Odden. The Nominating Committee held three meetings in 1996.

                  The Corporation's Executive Committee acts on the Board's behalf at such times as may be designated by the Board pursuant to the conduct of the business of the Board. In 1996, the members of the Executive Committee were directors Hackett, McGinty, Jr., W. Miller, Nash and Solso. The Executive Committee held one meeting in 1996.

Outside Director
Restricted Stock
Compensation Plan:The Outside Director Restricted Stock Compensation Plan (the
                  "Plan") covers only non-employee directors of the Corporation and its subsidiaries. Under the outside directors' fee schedule, effective January 1, 1996, each outside director of the Corporation may earn a retainer of $8,000 for one year's service. The retainer is payable in cash or in common shares issued pursuant to the Plan. The Plan allows an outside director to elect to receive an annual retainer and meeting fees

 7.

in cash or in common shares with a market value equivalent to the cash retainer. The Plan permits the grant of up to 270,000 common shares over a ten-year period. Grants under the Plan may be for one or more years of future service, and in such cases, the common shares granted under the Plan are forfeitable until vested in accordance with the Plan.

                  The Plan is administered by a Committee, appointed by the Board of Directors. Directors may elect vesting of common shares issued pursuant to multiple-year grants in equal amounts at the end of each year covered by the grant or they may defer vesting until the end of the grant period. Common share certificates issued by the Plan Committee are held by the Corporation for at least two years prior to their delivery to participants. Upon cessation of a participant's service as an outside director for any reason other than ordinary retirement, permanent disability or death, non-vested common shares will revert to the Corporation. Directors have voting and dividend rights with respect to granted shares commencing on the date of grant, but may not sell, pledge or otherwise transfer or encumber any such shares until they are vested or the director receives certificates representing such shares from the Corporation, whichever is later.

                  During 1996, director nominees Dean, Goodrich, Hackett, Kling, Lauderback, McGinty, Jr., Irwin Miller, Odden and Solso participated in the Plan. At present, a total of 25,621 common shares are registered in the names of the participating director nominees. Other grants made under the Plan since its inception in 1989 total 42,044 common shares. A total of 67,665 shares have been granted to participants in the plan.

Directors' Fees:  In addition to the annual retainer described above, in 1996 each outside director of the Corporation received $1,000 for attendance at each meeting of the Board of Directors of the Corporation, $750 for attendance at each meeting of a subsidiary Board, $500 for attendance at each meeting of a committee of the Board of Directors and $350 for attendance at each meeting of a committee of the Board of Directors of a subsidiary company.

                  No other fees are paid to directors for services rendered in that capacity. Directors who are officers of the Corporation or any of its subsidiaries do not receive any directors' fees.

 8.

Executive Compensation and Other Information
--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation
--------------------------------------------------------------------------------

                  The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chairman (the Corporation does not formally use the title of Chief Executive Officer) and each of the four other most highly compensated executive officers of the Corporation for the fiscal years ended December 31, 1994, 1995 and 1996:

                                    SUMMARY COMPENSATION TABLE
                  --------------------------------------------------------------

                                                                                         Long-Term
                                                                                        Compensation       All Other
                                                           Annual Compensation(1,4)        Awards       Compensation(7)
                        -----------------------------------------------------------------------------------------------
                         Name & Principal Position   Year   Salary(2)     Bonus(3)     Option/SAR(#)
                                    (a)              (b)       (c)           (d)            (g)               (i)
                        ------------------------------------------------------------------------------------------
                        William I. Miller            1996     $347,200      $437,588       20,700            $ 49,328(5,6)
                        Chairman                     1995     $296,667      $301,250       27,400            $ 37,524(5,6)
                                                     1994     $260,000      $266,328       33,200            $ 37,080(5,6)
                        ------------------------------------------------------------------------------------------
                        John A. Nash                 1996     $273,000      $239,250       16,900            $150,752(5,6)
                        President                    1995     $261,000      $232,362       20,600            $132,057(5,6)
                                                     1994     $240,000      $214,816       23,600            $118,950(5,6)
                        ------------------------------------------------------------------------------------------
                        Rick L. McGuire(7)           1996     $185,000      $226,700        3,400            $  9,772(6,8)
                        President -- Inland          1995     $170,000      $184,908        3,600            $  6,772(6,8)
                        Mortgage Corporation         1994     $155,000      $128,150        6,600            $  7,635(6,8)
                        ------------------------------------------------------------------------------------------
                        Thomas D. Washburn           1996     $161,667      $125,606        7,400            $  2,445(6)
                        Senior Vice President and    1995     $151,000      $117,153        7,600            $  3,600(6)
                        Chief Financial Officer      1994     $140,333      $109,710       10,700            $  3,600(6)
                        ------------------------------------------------------------------------------------------
                        Elena Delgado                1996     $159,583      $103,600       0                 $  3,600(6)
                        President -- Irwin Home      1995     $150,000      $ 73,643       0                 $  3,600(6)
                        Equity Corporation           1994     $ 44,500      $ 0            0                 $0
                        ------------------------------------------------------------------------------------------

                1. Amounts other than salary are reported on an accrual basis.

                2. Includes amounts directed by the executive officer to be contributed on a pre-tax basis to Corporation savings plans.

                3. Includes short-term bonus payments from the Corporation and certain subsidiaries.

                4. With respect to each individual named in the Summary
                   Compensation Table, there were no perquisites or other personal benefits, securities or property which, in the aggregate, exceeded either $50,000 or 10% of the total of such individual's annual salary and bonus.

                5. Includes accruals made under a Supplemental Retirement
                   Benefit Plan. See "Supplemental Retirement Benefit Plan." (See Note 7.)

                6. Includes contributions by the Corporation or certain
                   subsidiaries to qualified savings plans. (See Note 7.)

                7. Detailed information relevant to the "All Other Compensation"
                   column in the Summary Compensation Table above is shown in the following table.

                8. Excludes compensation payable to Rick L. McGuire under the terms of the Inland Mortgage Corporation Long-Term Incentive Plan disclosed elsewhere herein. (See Long-Term Incentive Plans.)

 9.

                 ---------------------------------------------------------------

                                                                                 Qualified         Corporate Life
                                       Name                        SERP         Savings Plan         Insurance
                        -----------------------------------------------------------------------------------------
                                                                   1996             1996                1996
                        -----------------------------------------------------------------------------------------
                        William I. Miller                        $ 45,728          $3,600              0
                        John A. Nash                             $147,152          $3,600              0
                        Rick L. McGuire                             0              $7,000              $2,772
                        Thomas D. Washburn                          0              $2,445              0
                        Elena Delgado                               0              $3,600              0
                        -----------------------------------------------------------------------------------------

Stock Options and Stock Appreciation Rights
                 ---------------------------------------------------------------

                  The following table contains information concerning the grant of stock options and tandem limited stock appreciation rights ("SARs") under the Corporation's 1992 Stock Option Plan to the named executive officers:

                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                                                 Percent of                            Alternative to (f)
                                                                   Total                                    and (g):
                                                                Options/SARs    Exercise                Grant Date Value
                                                 Options/        Granted to     or Base                -------------------
                                                   SARs          Employees       Price    Expiration       Grant Date
                                Name           Granted(1)(#)   in Fiscal Year    ($/SH)      Date       Present Value(2)
                                 (a)                (b)             (c)           (d)        (e)               (h)
                        --------------------------------------------------------------------------------------------------
                        William I. Miller          20,700             20%         $21.31  4/18/06           $188,991
                        John A. Nash               16,900             16%         $21.31  4/18/06           $154,297
                        Rick L. McGuire             3,400              3%         $21.31  4/18/06           $ 31,042
                        Thomas D. Washburn          7,400              7%         $21.31  4/18/06           $ 67,562
                        Elena Delgado              0               0              n/a       n/a              0

                 ---------------------------------------------------------------

                1. All grants are subject to a vesting schedule where 25% of each grant is vested on the date of the grant and 25% of each grant vests on the anniversary date of each grant in each of the three years following the grant.

                2. Total option values shown in Column (h) were derived using the Binomial option pricing model. Assumptions used in the valuation included an expected volatility factor of 0.2284, an expected future dividend yield of 0.0125, and a risk-free rate of return of 0.0675. The Binomial model suggests a valuation of $9.13 per share under these assumptions. The Black-Scholes option pricing model would suggest a valuation of $9.07 per share under these same assumptions. The use of a single value as shown in the table above implies a precision to stock option valuation which the Corporation does not believe exists and which therefore may cause the above table to be misleading. Accordingly, there is no assurance that the value realized on the options, if any, will be at or near the value estimated by the Binomial option pricing model. Future compensation resulting from option grants is based solely upon the performance of the Corporation's stock price.

 10.

Option/SAR Exercises and Holdings
--------------------------------------------------------------------------------

                  The following table provides information, with respect to the named executive officers, concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                      AGGREGATED OPTIONS/SARs EXERCISED IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION/SAR VALUES

                        -------------------------------------------------------------------------------------------------------
                                                SHARES
                                               ACQUIRED                 NUMBER OF UNEXERCISED
                                                  ON                   OPTIONS/SARS AT FISCAL          VALUE OF UNEXERCISED
                                               EXERCISE    VALUE              YEAR-END              IN-THE-MONEY OPTIONS/SARS
                                NAME             (#)      REALIZED               (#)                  AT FISCAL YEAR-END(1)
                        -------------------------------------------------------------------------------------------------------
                                                                                 (D)                           (E)
                                 (A)             (B)        (C)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                        ------------------------------------------------------------------------------------------
                        William I. Miller          n/a         n/a     100,575        37,525       $1,396,629       $288,499
                        John A. Nash             3,000    $112,125     137,725        28,875       $2,366,517       $215,803
                        Rick L. McGuire            n/a         n/a      18,800         6,000       $  315,605       $ 47,144
                        Thomas D. Washburn      18,500    $757,502      44,075        12,025       $  699,590       $ 89,292
                        Elena Delgado              n/a         n/a           0             0                0       $      0
                        ---------------------

                1. The 1996 year-end stock price was $24.75 per share.

Long-Term Incentive Plans
--------------------------------------------------------------------------------

                  The following table provides information concerning an award made during the last fiscal year under the Inland Mortgage Corporation Long-Term Incentive Plan to named executive Rick McGuire. The award represents an accrued liability. This award is performance based with targets established by the Board of Directors of Inland Mortgage Corporation.

                       LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                         Number of
                                          Shares,        Performance or
                                         Units or      Other Period Until       Estimated Future Payouts
                                           Other          Maturation or        Under Non-Stock Price-Based
                             Name         Rights             Payout                  Plans ($ or #)
                              (a)           (b)                (c)                         (d)
                        ----------------------------------------------------------------------------------
                        Rick L. McGuire   $53,268    Deferrable Compensation             $53,268
                                                     under Terms of the Plan
                        ----------------------------------------------------------------------------------

 11.

                                        PENSION PLAN TABLE
                  --------------------------------------------------------------

                                                                          Years of Service
                        -------------------------------------------------------------------------------
                                   Remuneration                15       20       25       30       35
                        -------------------------------------------------------------------------------
                        $ 50,000                             11,900   15,900   19,900   20,600   21,400
                          75,000                             19,200   25,700   32,100   33,600   35,200
                         100,000                             26,600   35,400   44,300   46,600   49,000
                         125,000                             33,900   45,200   56,500   59,600   62,800
                         150,000                             41,200   54,900   68,600   72,600   76,600
                         175,000                             41,200   54,900   68,600   72,600   76,600
                         200,000                             41,200   54,900   68,600   72,600   76,600
                        -------------------------------------------------------------------------------

Pension Plan:     A non-contributory qualified defined benefit Employees'
                  Pension Plan is maintained by the Corporation and certain of its subsidiaries. The Plan provides principally for retirement benefits to substantially all of the officers and employees of these companies. Under the provisions of the Plan, participating companies will contribute assets sufficient to pay all benefits to Plan participants. Contributions to the Plan are actuarially determined to fund the Plan's current service cost on a current basis and to fund initial past service costs over a period of 30 years. Employees who have completed one year of service (1,000 hours worked during a 12-month period) are eligible for participation. Benefits vest after five years credited service. In addition to benefits paid to retiring employees, death and deferred termination benefits are available to employees who meet certain conditions under the Plan.

                  The table above shows the estimated annual benefits payable, based on the assumptions indicated, under the Plan as in effect on December 31, 1996. Basic wages considered for the Plan are for the five consecutive Plan years of highest compensation, and include basic compensation, commissions and payments from short-term bonus plans.

                  The current years of service at December 31, 1996, for the individuals named in the compensation tables above, are as follows: Mr. Nash (30), Mr. Washburn (20) and Mr. Miller (6). Mr. McGuire and Ms. Delgado are not covered by the Plan.

                  The Plan was amended effective January 1, 1994. For service after January 1, 1994, Mr. Washburn will receive an additional benefit accrual equal to 45% of his usual benefit. For service after January 1, 1994, Mr. Miller will receive an additional benefit accrual equal to 75% of his usual benefit.

Supplemental Retirement Benefit Plan
--------------------------------------------------------------------------------

                  On May 19, 1992, the Board of Directors approved the Compensation Committee's recommendation to provide a supplemental executive retirement benefit to William I. Miller. A similar Plan was approved prior to 1992 for John A. Nash. The Plan provides Mr. Miller with an amount of company-provided benefits not provided under the Pension Plan because of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Criteria used to determine amounts payable under the supplemental Plan are the same as those used by the Pension Plan; that is, service with the

 12.

                  Corporation, age at retirement and earnings. Benefits are measured in the same manner as under the Pension Plan, using credited service with the Corporation. Method of payment of the supplemental benefit is a monthly annuity payable for life, with a guarantee of 180 payments.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

                  No member of the Compensation Committee of the Corporation's Board of Directors was, during 1996, an officer or employee of the Corporation or any of its subsidiaries.

Board Compensation Committee Report On Executive Compensation
--------------------------------------------------------------------------------

                  Executive compensation is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee Director. Members of the Committee are Mr. David W. Goodrich, Mr. William H. Kling and Mr. James T. Sakai. Set forth below is a report submitted by Messrs. Goodrich, Kling and Sakai in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 1996. The Corporation does not formally use the title "Chief Executive Officer." The principal executive officer of the Corporation is the Chairman, Mr. William I. Miller.

       I. Compensation Policy for Executive Officers

       -------------------------------------------------------------------------

                  The Compensation Committee believes that compensation plans make up only one element in the overall management system of the Corporation. Furthermore, appropriate compensation policies are a necessary, but not sufficient, condition for achieving the Corporation's goals. A good compensation system will not guarantee that we achieve our goals, but a poor system can result in those goals not being achieved.

                  This interdependence requires that the Corporation's compensation system grow out of and be consistent with our corporate philosophies and strategy. Accordingly, the kind of company we want the Corporation to be, the strategic direction we are pursuing, and the kinds of people needed to bring that vision to life are the starting points for developing our philosophy and system of compensation.

                  The Corporation's executive compensation system focuses on the total compensation package of the Corporation's top executives. The Corporation's objective is to correlate total compensation with company performance so that median performance relative to similar companies in its industry will produce median total compensation for individuals relative to comparable positions in peer companies; inferior performance will produce below median compensation; and superior performance will produce above median compensation.

                  This approach requires that the Corporation start by defining the appropriate peer group, both for individual positions and the Corporation as a whole. For individual positions, this decision is based on the relative level and scope of

 13.

                  responsibilities inherent in the position, and the talent and skills required for success. The traditional measure for the scope of responsibilities in commercial banks and bank holding companies is asset size. Mortgage banking companies generally look at both loan closing volume and loan servicing size. The Corporation's strategy is to enhance capital productivity, which is defined as generating proportionately larger streams of revenues and profits from a given capital and asset base. Accordingly, asset growth in itself is not one of the strategic objectives of the Corporation, and the Corporation's success at pursuing its strategy is not best defined by asset size. As a result, in calibrating the scope of responsibility of a given position, the Corporation looks at comparable positions in other companies in multiple asset size groups as well as peer companies defined by other measures (such as total market capitalization or revenues) when they are available.

                  Performance comparisons are generally made from the shareholder's perspective. That is, groups of companies are selected that may be seen as alternative investments by current and prospective investors. Even so, the Corporation's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group selected to compare shareholder returns. Thus, although there may be some overlap, the surveys selected for compensation review purposes do not contain information on the same companies as those found in the peer group indices in the Comparison of Five-Year Cumulative Total Return graph included in this proxy statement.

                  All of the Corporation's operating companies (including the Corporation as a separate entity) use multiple sources of both compensation and performance data. This is because experience has shown that results can vary greatly from one survey to the next. In the case of compensation market data, the Compensation Committee is provided with multiple sources of data on each executive position reviewed. When available, the information is in the form of 25th percentile, median, and 75th percentile compensation. Four different market compensation comparisons were considered for the Chairman in 1996.

                  Historically, total compensation has been defined in surveys to include only base salary and the annual bonus. As reliable information on the present value of long-term grants becomes more available, it will be used as additional support for compensation decisions.

                  The percent of total compensation that is variable increases with the executive's position with the Corporation. This is consistent both with the individual's influence on results and his/her economic capacity to tolerate volatility in compensation levels.

                  In addition to information on the market level of compensation, members of the Committee review a summary of individual performance over the past year including key accomplishments, strengths, and weaknesses. They also may consider their own subjective assessments of an executive's performance and relative contribution to the organization.

 14.

       II. The Elements of Executive Compensation and Corporate Performance
       -------------------------------------------------------------------------

                  A. Base Salary

                  Turning to a review of each of the elements of the total compensation package, base salary is important in achieving one of the Corporation's compensation goals which is attracting and retaining qualified executives. Base salary is generally targeted to be at the median of similar positions in the industry. Exceptions may exist when a higher level of base salary would be required to attract or retain a uniquely qualified executive officer. In order to maintain the target position, annual increases are approximately equal to the median increases in the respective industries in which our operating companies compete unless the growth of the company warrants comparison with a larger peer group within that industry. The total base salary paid to the Chairman in 1996 was $347,200, up 17% from 1995.

                  B. Annual Short-Term Bonus

                  The annual bonus is the component that provides a current cash compensation reward for above median current performance. Each executive officer participating in the annual bonus plan has a payment target expressed as a percentage of base salary. The Corporation believes that, when combined with properly selected performance targets, this rewards managers for making investments in future performance, valuing consistency, and managing risk.

                  Operating company heads receive part of their target annual bonus based upon the performance of their company, and part based upon consolidated performance of the Corporation. In this way, they have a financial incentive to achieve potential synergies between operating companies.

                  We believe that the best performance targets are those which are objectively and consistently measured, as well as easily understood by participants. Most of the bonus plans of the Corporation and its operating companies include return on equity as the key performance measure. Specific performance targets for each year are approved by the board of directors of each operating company and of the Corporation and are based upon a variety of factors including historical and expected industry performance, the estimated required rate of return by investors, and the prior year's budgeted and actual performance.

                  Payments under the annual bonus plans vary with company performance. The formulas used to calculate payouts are based on changes in proportion with performance between three defined points: a threshold, the target, and two-times target. Included below is an illustrative diagram showing the general structure of our annual bonus plan payout formulas. It does not represent the actual formula for any specific plan.

 15.

                      Example Annual Bonus Payout Formula

                  There is no payout until a minimum threshold of performance is achieved. Payments increase proportionately until they reach target payout at target performance. Performance above target increases payments proportionately until they reach twice the target level. This point is chosen with the intent of aligning total relative compensation with relative performance. Plan payments are not capped, but the rate of increased payment slows considerably at performance levels above the level required for twice the target amount.

                  C. Long-Term Incentives

                  Long-term incentive plans are provided to supplement the incentive provided by annual bonus plans for building the value of the Corporation over the long term. Operating company heads may receive the majority of their long-term compensation based upon growth in the value of their subsidiary operating company. Certain holding company executive officers and some operating company executive officers are provided with long-term incentive compensation through grants of nonqualified stock options. Existing stock option plans of the Corporation include the ability to grant stock appreciation rights in addition to options.

 16.

       III.   Formulation of the Chairman's Compensation

       -------------------------------------------------------------------------

                  The Chairman's current compensation package includes a base salary of $365,800, plus an annual bonus at target performance of 55% of base salary or $201,190. As noted above, there is no single, clear measure of market compensation for executive positions in the Corporation. The Compensation Committee used four different market surveys for the Chairman's position in 1996. Based on these surveys, estimates of the 25th percentile, median, and 75th percentile points of total annual compensation were made.

                  Actual total cash compensation paid to the Chairman for 1996 was $784,788, up 31.3% from 1995. Return on average equity for 1996 was 20.58%, compared to 22.60% in 1995. We believe that both returns are in the top decile of peer performance. Total shareholder return (including dividends and price appreciation) was 25.3% for 1996 and 50.9% for 1995 for Irwin Financial. This compares to 27.0% in 1996 and 38.9% in 1995 for the Russell 2000 Financial Services Sector Index.

                  For long-term incentive compensation purposes, the Chairman received an option grant of 20,700 shares in 1996 at an exercise price of $21.31 per share (representing the mean between the bid and asked prices on the grant date). The Chairman also received a grant of 27,400 shares in 1995 at an exercise price of $15.69 per share. The Chairman also received a grant of 33,200 shares in 1994 at an exercise price of $11.38 per share, a grant of 28,800 shares in 1993 at an exercise price of $11.06 per share, and a grant of 28,000 shares in 1992 at an exercise price of $5.91 per share. These five grants are the only long-term grants outstanding for the Chairman. Through employment of the "Black-Scholes" and "Binomial" option pricing models, respectively, we estimate that the present value of the 1996 options at grant date was $187,749 to $188,991.

                    David W. Goodrich       William H. Kling      James T. Sakai

 17.

Comparison of Five-Year Cumulative Total Return
Irwin Financial Corporation, Russell 2000 & Russell 2000 Financial Services Sector1
--------------------------------------------------------------------------------

         MEASUREMENT PERIOD                 IRWIN            RUSSELL           RUSSELL
        (FISCAL YEAR COVERED)             FINANCIAL            2000              2000
                                                                              FINANCIAL
                                                                               SERVICES
                                                                                SECTOR
1991                                                100               100               100
1992                                                291               118               148
1993                                                321               141               182
1994                                                348               138               183
1995                                                525               178               254
1996                                                659               207               323

1. The Corporation is included in both the Russell 2000 and the Russell 2000 Financial Services indices.

Interest of Management in Certain Transactions
--------------------------------------------------------------------------------

Certain directors and officers of the Corporation or its subsidiaries, and the associates of such persons, were customers of and had transactions with subsidiaries of the Corporation in the ordinary course of business during the past year, including insurance services, corporate and personal trust services and general commercial and mortgage banking business. Additional transactions may be expected to take place between such persons and these subsidiaries. All outstanding loans and commitments included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Companies controlled by Irwin Miller, the Irwin Financial Corporation Trust and William I. Miller purchased commercial paper from the Corporation from time to time during the year. The maximum amount outstanding during 1996 was $25,653,369.49 and the amount outstanding at year end was $14,963,693.95. In the opinion of management, the rates paid by the Corporation on these commercial paper transactions were comparable to the prevailing rates for such transactions at the time of the respective transactions.

In addition to corporate and personal trust services and general banking business, companies owned or controlled by Messrs. Miller and the Irwin Financial

 18.

                  Corporation Trust purchased insurance services (offered by a subsidiary of Irwin Union Bank, Irwin Union Insurance, Inc., to the companies and to the public, generally, as a regular service) for the sale of which Irwin Union Insurance, Inc. received gross commissions in 1996 of approximately $19,167.23. The commissions paid were at the same rate as those prevailing on comparable sales to the general public.

                  During 1996, the Corporation made payments totaling $43,800 to a company controlled by Messrs. Miller and the Irwin Financial Corporation Trust in exchange for the administrative and support services of an employee of such company. In the opinion of management, such payment was comparable to, or more favorable to the Corporation than, the cost of hiring an additional employee.

                  In 1979, Irwin Union Insurance, Inc., as an independent property/casualty insurance agency, was appointed to represent and offer property/casualty and liability products of The St. Paul Companies to its customers. Director Nominee Kling is also a director of The St. Paul Companies. In 1996, Irwin Union Insurance, Inc. received gross agency commissions of $52,369 from The St. Paul Companies. Director Nominee Hackett is a director of Meridian Insurance Group, Inc. In 1996, Irwin Union Insurance, Inc. received gross agency commissions of $88,633.22 from Meridian Insurance Group, Inc.

2. Confirming Appointment of Auditors
--------------------------------------------------------------------------------

                  The Board of Directors recommends confirmation of the appointment of Coopers & Lybrand L.L.P., certified public accountants, to audit the books and accounts of the Corporation for 1997. No member of the firm has any material interest, financial or otherwise, in the Corporation or any of its subsidiaries.

                  In accordance with past practice, management has invited representatives of Coopers & Lybrand L.L.P. to be present at the Annual Shareholders' Meeting. Management expects the representatives to attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

                  See "Director Meetings and Committees" for information regarding the Corporation's Audit Committee.

3. Proposal to Approve the 1997 Irwin Financial Corporation Stock Option Plan
--------------------------------------------------------------------------------

                  Subject to approval by the shareholders, the Board of Directors has approved the Irwin Financial Corporation 1997 Stock Option Plan (the "Plan") pursuant to which incentive stock options, nonqualified stock options, and stock appreciation rights ("SARs") may be granted to officers, key employees and non-employee directors of the Corporation and its subsidiaries. It is intended that the incentive stock options will be qualified as such under the Internal Revenue Code of 1986, as amended (the "Code") and will, therefore, be subject to certain restrictions and qualify for favorable tax treatment. Options granted pursuant to the Plan may not be exercised until all applicable federal and state securities requirements pertaining to the offer and sale of securities issued under the Plan have been met.

 19.

                  The essential features of the Plan are summarized below, and copies of the Plan may be obtained by any shareholder upon written request to Matthew F. Souza, Secretary of the Corporation.

Purpose The purpose of the Plan is to encourage certain officers, other key employees and non-employee directors of the Corporation and its subsidiaries to own common shares of the Corporation, to participate in any increase in the price of the common shares, and thereby to promote the success of the Corporation and attract and retain high quality executive personnel and non-employee directors.

Reservation of Shares
                  The Plan permits the grant of options to purchase up to 700,000 common shares, without par value of the Corporation and up to 700,000 SARs. Authorized but unissued shares and treasury shares may be made available for issuance under the Plan. In the event of corporate changes affecting the common shares of the Corporation such as share splits, combinations, reclassifications, stock dividends, mergers or consolidations, appropriate adjustments will be made in the number of common shares for which options may thereafter be granted under the Plan and the option price and the number of common shares subject to outstanding options granted pursuant to the Plan. The number of SARs that may be granted under the Plan and the grant price and the number of SARs granted prior to any such corporate changes will be similarly adjusted to account for the changes. The shares which are subject to any option granted under the Plan which expires or terminates for any reason without having been fully exercised shall again be available for grants.

Administration    The Plan will be administered, construed and interpreted by a
                  Committee of two or more members of the Board of Directors of the Corporation (the "Committee") who shall be "Non-Employee
                  Directors" within the meaning of Rule 16b-3 of the Securities and Exchange Commission or such other committee to whom the Board may delegate this function. Consistent with the terms of the Plan, the Committee will select the employees and non-employee directors to whom options and SARs will be granted, will determine whether the option will be an incentive stock option or a nonqualified stock option, and will determine the time of grant, the number of SARs granted or common shares to be covered by each option, the exercise price, the period within which the option or SAR may be exercised, and any other terms and conditions of options or SARs granted. No option granted under the Plan will have a price of less than 100% of the fair market value of the shares on the date the option is granted or a term in excess of ten years. Each SAR granted under the Plan will represent the right to receive cash in an amount equal to the excess of the fair market value, on the date the SAR is exercised, of one common share over the grant price of the SAR as determined by the Committee.

Eligibility       Options or SARs may be granted to officers, other key
                  employees and non-employee directors of the Corporation or its subsidiaries. It is not possible at this time to state the number of persons who may receive grants of options or SARs in the future or the number of shares for which such options or SARs may be granted to any eligible individual.

                  However, it is expected that the Committee, in determining such number of persons and number of shares will act so as to effect a reasonably broad

 20.

                  distribution among key employees consistent with attaining the objectives of the Plan.

Terms of the Options
                  Option Price. The price to be paid for common shares upon the exercise of each option pursuant to the Plan may not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Committee.

                  Payment of Option Price. Upon exercise, the option price shall be paid either in cash or, if lawful and permitted by the Committee, (a) by the transfer to the Corporation of a number of common shares of the Corporation previously acquired by the optionee, the fair market value of which, determined by the Committee plus an appropriate amount of cash, if any, is equal to the purchase price; or (b) in installments upon such terms as required by law, established by the Committee, or otherwise required by the Plan. If the option price is paid in installments, the Plan requires the optionee to pledge the shares purchased to the Corporation to secure payment of the entire purchase price.

                  The Plan also permits optionees who exercise options to elect to have the Corporation withhold a portion of the option shares purchased in order to satisfy any federal, state or local tax liability imposed on the optionee by virtue of the exercise of the option.

                  Period of Option. Each option granted under the Plan shall be effective for a period of ten years from the date of grant thereof, unless the period is reduced because of death or termination of the optionee's employment, except that any incentive stock option granted to a person owning more than 10% of the outstanding common shares of the Corporation must terminate not later than five years from the date of grant.

                  Exercise of Option. Each option may only be exercised up to 25% in the first year following the grant thereof, up to 50% in the second year, up to 75% in the third year, and after the third year up to 100%. This limitation shall not be effective in the event of the death of an optionee while serving on the Board of Directors or in the employ of the Corporation or its subsidiaries. In the event of the death of an optionee while serving as a non-employee director or in the employ of the Corporation or its subsidiaries, options theretofore granted to such optionee shall be exercisable only within a period of twelve months after the date of death. Upon termination of service as a non-employee director or employment with the written consent of the Corporation or its subsidiaries due to disability or retirement, the optionee may exercise any nonqualified stock option only within three years of the date of termination, or may exercise any incentive stock option only within three months of the date of termination, to the extent such optionee was otherwise entitled to exercise such options. Upon termination of optionee's service as a non-employee director or employment with the Corporation or its subsidiaries for any reason other than death, disability or retirement, options theretofore granted to such optionee may be exercised only within three months of the date of termination. In no case shall the period for exercise extend beyond the expiration date of an option.

                  Nontransferability of Option. Incentive stock options may not be transferred except by will or the laws of descent and distribution. Nonqualified stock options may be

 21.

                  transferred only to a member of optionee's immediate family or as described above for incentive stock options.

Amendment and
Termination       The Board of Directors may at any time alter, amend, suspend or discontinue the Plan, with respect to any shares for which an option or SAR has not been granted and may modify the Plan to include additional equity-based compensation programs, except that the Board may not, without the approval of the holders of a majority of the outstanding common shares of the Corporation (i) increase the maximum number of common shares or SARs that may be issued under the Plan (other than to reflect a stock split, stock dividend or other recapitalization); (ii) change the class of shares that may be issued under the Plan; (iii) change the designation of the persons or class of persons eligible to receive shares or SARs under the Plan; (iv) change the provisions of the Plan concerning the option price; or (v) otherwise modify or change the Plan pursuant to Section 424(h) of the Code. Unless earlier terminated by the Board of Directors, the Plan will terminate on the tenth anniversary of the date of its adoption by the Board of Directors.

Compliance with
Legal RequirementsThe Corporation shall not be required to sell or issue any common shares in connection with any option granted under the Plan and may postpone the issuance and delivery of certificates representing common shares until (a) the admission of the option shares to listing on any exchange on which common shares of the Corporation are then listed or, if not listed, qualification of such shares for inclusion in such trading market or quotation system on which the common shares of the Corporation are then traded or quoted; and (b) the completion of such registration or other qualification of the common shares under any state or federal law, rule, or regulation as deemed necessary by the Corporation. Any person acquiring shares upon the exercise of an option may be required to make such representations and furnish such information as may, in the opinion of the Corporation, be appropriate to permit the Corporation to determine the necessity or registration of the common shares under the Securities Act of 1933, as amended, or any similar state statute.

                  The Plan is intended to qualify for the exemption from the short-swing profits liability imposed by Section 16(b) under the Securities Exchange Act of 1934, as amended, provided by Rule 16b-3 of the Securities and Exchange Commission. To the extent any provision of the Plan or any action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee. In the event Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement, subject to the termination provisions of the Plan.

                  Grants of options and/or SARs under the Plan are intended to comply with and be construed in accordance with the performance-based compensation provisions applicable to grants of options and SARs under Section 162(m) of the Code and the regulations thereunder.

 22.

Federal Income Tax
Consequences      The federal income tax consequences to the Corporation and the optionee arising out of the grant and exercise of incentive stock options and nonqualified stock options and out of the subsequent sale of the shares acquired pursuant thereto and out of the grant and exercise of an SAR are discussed below.

                  Incentive Stock Options. Pursuant to Code Section 422, the grant of an incentive option under the Plan will have no income tax consequences to the Corporation or the optionee. Except for alternative minimum tax purposes, the exercise of an incentive stock option pursuant to the Plan will have no federal income tax consequences to the Corporation or the optionee, provided the option is exercised by an optionee who was an employee of the Corporation or any of its subsidiaries on the date the option was granted and who remained in the employ of the Corporation or its subsidiary until (a) the date of exercise; (b) a date within one year of the date of exercise if the optionee's employment is terminated due to permanent and total disability (within the meaning of Code
                  Section 22(e)(3); or (c) a date within three months of the date of exercise if the optionee retires with the consent of his or her employer or if the Committee otherwise permits the terminated optionee to exercise options. The option will be treated as a nonqualified stock option for purposes of computing the optionee's alternative minimum tax. See "Nonqualified Stock Options."

                  If the optionee exercises an incentive stock option pursuant to the Plan for cash within the required exercise period, the optionee's basis in the shares acquired will equal the option price. If the optionee uses shares of the Corporation as payment for shares acquired in exercising an incentive stock option pursuant to the Plan, the optionee's basis in the shares acquired generally will equal the optionee's basis in the shares surrendered plus any gain recognized on the exchange, plus any cash paid at the time of exercise. In addition, any gain or loss on the difference between the basis in the shares surrendered and the fair market value of those shares at the time of the exchange generally will not be recognized for federal income tax purposes under Code Section 1036, provided that the shares surrendered, if acquired pursuant to the exercise of an incentive stock option, were held until a date two years after the grant of that option and one year after its exercise.

                  An optionee generally will recognize capital gain or loss upon the sale of shares that he or she acquires in exercising an incentive stock option, provided the shares are sold at least one year after the optionee receives the shares and the optionee is not a dealer in securities. Any such capital gain may increase the amount of capital loss, if any, deductible by the optionee in the year of that gain under Code Section 1211.

                  An optionee generally will recognize ordinary income upon the sale of shares he or she acquired in exercising an incentive stock option if the sale is made within two years of the date the option was granted or within one year of the date the shares were transferred to the optionee. The amount of ordinary income recognized will equal the lesser of (a) the excess of the fair market value of the shares acquired on the date of exercise over the option price, and (b) the gain realized upon disposition of the shares. Officers and directors subject to Section 16(b) of the Exchange Act may have additional tax consequences in connection with the exercise of options and the sale of shares acquired thereby. If

 23.

appropriate withholdings are made and certain other conditions are met, the Corporation will be entitled to an income tax deduction in the amount of the ordinary income recognized by the optionee. If the excess of the fair market value of the shares over the option price is the basis for determining the amount of ordinary income recognized by the optionee, any additional gain recognized by the optionee on the disposition of the shares generally will be capital gain if the optionee is not a dealer in securities.

                  Nonqualified Stock Options. The grant of a nonqualified stock option pursuant to the Plan generally will have no income tax consequences to the Corporation or the optionee. However, upon exercising a nonqualified stock option granted pursuant to the Plan, an optionee (with the exception, under certain circumstances, of an optionee who is an officer, director or beneficial owner of more than 10% of the Corporation's outstanding common shares (collectively, "Insiders")) is deemed to have received ordinary income in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and, if appropriate withholdings are made and other conditions are met, that amount is deductible by the Corporation. As indicated, under certain circumstances, an optionee who is an Insider may be subject to the restrictions on transfer of shares imposed by Section 16(b) of the Exchange Act. In that case, optionees who are Insiders will be deemed to have received ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the date the
                  Section 16(b) restrictions lapse over the option price. Pursuant to Code Section 83(b) and the Treasury Regulations thereunder, Insiders may elect in the alternative to include in income the excess of the fair market value of the shares on the date of exercise over the option price. An election pursuant to Code Section 83(b) may not be revoked without the consent of the Commissioner of the Internal Revenue Service and must be made in writing within 30 days of the transfer to the optionee of shares acquired pursuant to the exercise of an option.

                  The optionee's basis in the shares acquired in exercising a nonqualified stock option is equal to the fair market value of the shares at the date used to determine the amount to be included in the optionee's income as ordinary income. Upon the disposition of shares acquired in exercising a nonqualified stock option granted pursuant to the Plan, the optionee generally will recognize capital gain or capital loss, as the case may be, to the extent of the difference between the optionee's basis in the shares and the sale price, provided the optionee is not a dealer in securities.

                  SARs. The grant of an SAR pursuant to the Plan generally will have no federal income tax consequences to the Corporation or the recipient of the SAR. Upon the exercise of an SAR and the receipt of money, the recipient will recognize income subject to federal income tax on an amount equal to the money received. Any such income will be ordinary income taxable at ordinary income tax rates. If appropriate withholdings are made and certain other conditions are met, the Corporation will be entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient.

                  The Board of Directors recommends that shareholders vote FOR approval of this Plan.

 24.

Vote Required for Approval
--------------------------------------------------------------------------------

                  Shareholders owning a majority of all the common shares outstanding must be present in person or represented by proxy in order to constitute a quorum for the transaction of business. Thus, approximately 5,664,532 common shares will be required at the meeting for such quorum. The eleven nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing year. In order to confirm the appointment of Coopers & Lybrand as the Corporation's principal auditors, a majority of the votes present at the meeting, either in person or by proxy, will be required. In order to adopt the 1997 Irwin Financial Corporation Stock Option Plan, a majority of the votes present at the meeting, either in person or by proxy, will be required.

Annual Report on Form 10-K
--------------------------------------------------------------------------------

                  Management will furnish to any shareholder, without charge, a copy of the Corporation's Annual Report on Form 10-K for 1996, together with all financial statements, the schedules thereto and a list of the Exhibits filed therewith. If any shareholder wishes a copy of the Exhibits filed with the Corporation's Annual Report on Form 10-K, the Corporation will furnish the Exhibits without charge. All requests for copies should be in writing and directed to Thomas D. Washburn, Chief Financial Officer, Irwin Financial Corporation, P.O. Box 929, Columbus, Indiana 47202. The Annual Report on Form 10-K will be available to requesting shareholders on or about March 31, 1997.

Deadline for Shareholder Proposals for 1998 Annual Meeting
--------------------------------------------------------------------------------

                  As required by law, all proposals of shareholders of the Corporation which are otherwise eligible for inclusion in the Corporation's proxy material must be received at the Corporation's principal executive offices, 500 Washington Street, Columbus, Indiana 47201, prior to November 28, 1997, in order for the proposals to be considered for inclusion in the Corporation's proxy statement and form of proxy for the 1998 Annual Meeting.

Miscellaneous
--------------------------------------------------------------------------------

                  As of the date of this proxy statement, the Board of Directors of the Corporation has no knowledge of any matters to be presented for consideration at the meeting other than the matters described herein. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of the Board of Directors of the Corporation.

                                                     MATTHEW F. SOUZA, Secretary

                                                                  March 27, 1997

 25.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IRWIN FINANCIAL CORPORATION   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                              PROXY SOLICITED ON BEHALF OF THE BOARD OF
                              DIRECTORS

The undersigned does hereby nominate, constitute, and appoint John A.
       Nash and William I. Miller and each of them (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the main offices of the Corporation, 500 Washington Street, Columbus, Indiana, on Tuesday, April 29, 1997, at 4:00 p.m. (Columbus time), or at any adjournment thereof, and to vote all shares of the Corporation which the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of said meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at such meeting or at any adjournment thereof, and the Proxies are directed to:

1. Vote FOR [ ] or WITHHOLD AUTHORITY to vote for [ ] the election of the 11 directors listed below. (The Board of Directors recommends a VOTE FOR this proposal.) S.A. Dean; D.W. Goodrich; J.T. Hackett; W.H. Kling; B.J. Lauderback, J.C. McGinty, Jr.; Irwin Miller; W.I. Miller; J.A. Nash; L.R. Odden and T.M. Solso.

Instructions: to withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

       ------------------------------------------------------------------

2. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] confirmation of the appointment of the firm of Coopers & Lybrand, certified public accountants, as the Corporation's independent auditors. (The Board of Directors recommends a VOTE FOR this proposal.)

3. Vote FOR [ ] or AGAINST [ ] or ABSTAIN from voting for [ ] approval of the Irwin Financial Corporation 1997 Stock Option Plan. (The Board of Directors recommends a VOTE FOR this proposal.)

4. Vote in their discretion upon such other business as may properly come before the meeting or any adjournments thereof.

                                                (Continued on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Continued from other side)

THIS PROXY WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE OF THIS PROXY
       CARD. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT, FOR THE CONFIRMATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS THE CORPORATION'S INDEPENDENT AUDITORS, FOR APPROVAL OF THE 1997 STOCK OPTION PLAN, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of notice of said meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for said meeting.

   THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING     Dated:                                     1997
   THEREOF.                                                      ------------------------------------------------
   SIGN EXACTLY AS NAME(S) APPEARS HERE.                         ------------------------------------------------
                                                                 ------------------------------------------------
                                                                 (Please sign exactly as name appears on stock
                                                                 certificate. If there are two or more co-owners,
                                                                 all must sign.)

                                                                 IMPORTANT: Please sign, date and return this
                                                                 proxy promptly in the enclosed envelope. No
                                                                 postage required if mailed in the United States.